Exhibit 99.1

Form of Letter of Transmittal

RHODIA

LETTER OF TRANSMITTAL FOR THE
OFFER TO EXCHANGE

8.000% Senior Notes due 2010
that have been registered under the Securities Act of 1933 for any and all

Original 8.000% Senior Notes due 2010

____________________________

The exchange offer will expire at 4:00 p.m., Luxembourg time for the original notes, on , 2005 unless the exchange offer is extended by Rhodia in its sole discretion.

Tenders of original notes may be withdrawn at any time prior to 4:00 p.m., Luxembourg time on the Expiration Date (as defined below).

Deliver To:

BNP Paribas Securities Services, Luxembourg branch, Exchange Agent

By Hand or Overnight Courier:

BNP Paribas Securities Services

Luxembourg branch

Attention: Global Corporate Trust

By Facsimile Transmission:

+ 352 2696-9757

Confirm by Telephone:

+352 2696-2549

Delivery of this letter of transmittal to an address, or transmission via telegram, telex or facsimile, other than to the exchange agent as set forth above, will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the risk of the holder. If delivery is by mail, we recommend the use of registered mail with return receipt requested, properly insured. You should read the instructions accompanying this letter of transmittal carefully before you complete this letter of transmittal.

The undersigned acknowledges that he or she has received the prospectus dated , 2005 of Rhodia and this letter of transmittal and the instructions hereto, which together constitute Rhodia’s offer to exchange 8.000% senior notes due 2010 that are registered under the Securities Act of 1933, as amended, for any and all outstanding original 8.000% senior notes due 2010 issued on February 14, 2005, pursuant to a registration statement of which the prospectus is a part.

The term “Expiration Date” shall mean 4:00 p.m., Luxembourg time, for the original notes, on [•], 2005, unless Rhodia, in its sole discretion, extends the exchange offer, in which case the term shall mean the latest date and time to which the exchange offer is extended. Whenever we refer to the registered 8.000% senior notes due 2010 registered under the Securities Act, we refer to them as the “exchange notes”. Whenever we refer to the unregistered 8.000% senior notes due 2010 we will refer to them as the “original notes”. All other terms used but not defined herein have the meaning given to them in the prospectus.

This letter of transmittal is to be used if (1) certificates representing original notes are to be physically delivered to the exchange agent by Holders (as defined below), (2) the original notes are to be tendered by book-entry transfer pursuant to the procedures set forth in the prospectus under “The Exchange Offer—Book-Entry Transfer” in the case where there is no agent’s message or (3) tender of the original notes is to be made by Holders according to the guaranteed delivery procedures set forth in the prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.” Delivery of this letter of transmittal and any other required documents must be made to the exchange agent.

Delivery of documents to Euroclear or Clearstream does not constitute delivery to the exchange agent.

The term “Holder” as used herein means any person in whose name original notes are registered on the books of Rhodia or any other person who has obtained a properly completed bond power from the registered holder.

Any Holder of original notes who wishes to tender his, her or its original notes must, prior to the Expiration Date, either: (a) complete, sign and deliver this letter of transmittal, or a facsimile thereof, to the exchange agent in person or to the address or facsimile number set forth above and tender (and not withdraw) his, her or its original notes, or (b) if a tender of original notes is to be made by book-entry transfer to the account maintained by the exchange agent at Euroclear or Clearstream, confirm such book-entry transfer, including the delivery of an agent’s message (a “Book-Entry Confirmation”), in each case in accordance with the procedures for tendering described in the instructions to this letter of transmittal.

Holders of original notes whose certificates are not immediately available or who are unable to deliver their certificates or Book-Entry Confirmation and all other documents required by this letter of transmittal to be delivered to the exchange agent on or prior to the Expiration Date must tender their original notes according to the guaranteed delivery procedures set forth under the caption “The Exchange Offer—Guaranteed Delivery Procedures” in the prospectus. (See Instruction 1.)

Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of the original notes validly tendered and not withdrawn and the delivery of the exchange notes will be made promptly following the Expiration Date. For the purposes of the exchange offer, Rhodia shall be deemed to have accepted for exchange validly tendered original notes when, as and if Rhodia has given written notice thereof to the exchange agent.

The undersigned has completed, executed and delivered this letter of transmittal to indicate the action the undersigned desires to take with respect to the exchange offer.

Please read this entire letter of transmittal and the prospectus carefully before checking any box below. The instructions included in this letter of transmittal must be followed. Questions and requests for assistance or for additional copies of the prospectus, this letter of transmittal and the notice of guaranteed delivery may be directed to the exchange agent. See Instruction 11.

Holders who wish to accept the exchange offer and tender their original notes must complete this letter of transmittal in its entirety and comply with all of its terms.

Please list below the original notes to which this letter of transmittal relates. If the space provided below is inadequate, the certificate numbers and principal amounts should be listed on a separate signed schedule, attached hereto. The minimum permitted tender is €1,000 in principal amount. All other tenders must be in integral multiples of €1,000.

DESCRIPTION OF ORIGINAL NOTES
Name(s) and Address(es) of Holder(s) (please fill in, if blank)	Type of Security Tendered	Certificate Number(s) (attach signed list, if necessary)	Aggregate Principal Amount Tendered	ISIN Number

Total principal amount of original senior securities tendered:

CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY EUROCLEAR OR CLEARSTREAM TO THE EXCHANGE AGENT’S ACCOUNT AT EUROCLEAR OR CLEARSTREAM AND COMPLETE THE FOLLOWING:

Name of tendering institution:

Euroclear or Clearstream book-entry account:

Transaction code No.:

Holders who wish to tender their original notes and (i) whose original notes are not immediately available, or (ii) who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent prior to the Expiration Date, or cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender according to the guaranteed delivery procedures set forth in the prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY DELIVERED TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of holder(s) of original notes:

Window ticket No. (if any):

Date of execution of notice of guaranteed delivery:

Euroclear or Clearstream book-entry account:

If delivered by book-entry transfer:

Name of tendering institution:

Transaction code No.:

CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

Ladies and Gentlemen:

Subject to the terms and conditions of the exchange offer, the undersigned hereby tenders to Rhodia the principal amount of original notes indicated above. Subject to and effective upon the acceptance for exchange of the principal amount of original notes tendered hereby in accordance with this letter of transmittal and the accompanying instructions, the undersigned sells, assigns and transfers to, or upon the order of, Rhodia all right, title and interest in and to the original notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the exchange agent its agent and attorney-in-fact (with full knowledge that the exchange agent also acts as agent of Rhodia) with respect to the tendered original notes with full power of substitution to (i) deliver certificates for such original notes to Rhodia, or transfer ownership of such original notes on the account books maintained by Euroclear or Clearstream, as the case may be, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, Rhodia and (ii) present such original notes for transfer on the books of Rhodia and receive all benefits and otherwise exercise all rights of beneficial ownership of such original notes, all in accordance with the terms of the exchange offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that he or she has full power and authority to tender, exchange, sell, assign and transfer the original notes tendered hereby and to acquire the exchange notes upon the exchange of the original notes, and that Rhodia will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, when the same are acquired by Rhodia. The undersigned also acknowledges that this exchange offer is being made in reliance upon an interpretation by the staff of the Securities and Exchange Commission that the exchange notes received in exchange for the original notes pursuant to the exchange offer may be offered for sale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased such original notes directly from Rhodia for resale pursuant to Rule 144A, Regulation S or any other available exemption under the Securities Act or a holder that is an “affiliate” of Rhodia within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired by a non-affiliate in the ordinary course of such holder’s business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange notes.

The undersigned Holder represents and warrants that

(a)

the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the Holder,

(b)

neither the undersigned Holder nor any other recipient of the exchange notes (if different than the Holder) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the original notes, exchange notes,

(c)

neither the undersigned Holder nor any other recipient is an “affiliate” of Rhodia within the meaning of Rule 405 promulgated under the Securities Act or, if the Holder or such recipient is an affiliate, that the Holder or such recipient will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

(d)

if the undersigned is a broker-dealer, it has not entered into any arrangement or understanding with Rhodia or any “affiliate” of Rhodia within the meaning of Rule 405 promulgated under the Securities Act to distribute the exchange notes,

(e)

if the undersigned is a broker-dealer, the undersigned further represents and warrants that, if it will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, the undersigned will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of exchange notes received in the exchange offer, and

(f)

the undersigned Holder is not acting on behalf of any person or entity that could not truthfully make these representations.

By acknowledging that you, as such a broker-dealer, will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or Rhodia to be necessary or desirable to complete the exchange, assignment and transfer of the original notes tendered hereby or transfer of ownership of such original notes on the account books maintained by a book-entry transfer facility.

The undersigned understands and agrees that Rhodia reserves the right not to accept tendered original notes from any tendering Holder if Rhodia determines, in its sole and absolute discretion, that its ability to proceed with the exchange offer would be impaired by a pending or threatened action or proceeding with respect to the exchange offer or that such acceptance could result in a violation of applicable securities laws.

For purposes of the exchange offer, Rhodia shall be deemed to have accepted validly tendered original notes when, as and if Rhodia has given oral or written notice thereof to the exchange agent. If any tendered original notes are not accepted for exchange pursuant to the exchange offer for any reason, such unaccepted or non-exchanged original notes will be returned to the address shown below or to a different address as may be indicated herein under “Special Delivery Instructions,” without expense to the tendering Holder thereof, (or, in the case of tender by book-entry transfer into the exchange agent’s account at the book-entry transfer facility pursuant to the book-entry transfer procedures described in the prospectus under the “The Exchange Offer—Book-Entry Transfer,” such non-exchanged notes will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the expiration or termination of the exchange offer.

The undersigned understands and acknowledges that Rhodia reserves the right in its sole discretion to purchase or make offers for any original notes that remain outstanding subsequent to the Expiration Date or, as set forth in the prospectus under the caption “The Exchange Offer—Expiration Date; Extensions; Amendment; Termination,” to terminate the exchange offer and, to the extent permitted by applicable law, purchase original notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

The undersigned understands that tenders of original notes pursuant to the procedures described under the caption “The Exchange Offer—Procedures for Tendering” in the prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and Rhodia upon the terms and subject to the conditions of the exchange offer. The undersigned also agrees that acceptance of any tendered original notes by Rhodia and the delivery of exchange notes in exchange therefore shall constitute performance in full by Rhodia of its obligations under the exchange offer and Registration Rights Agreement and that, upon the issuance of the exchange notes, Rhodia will have no further obligations or liabilities thereunder (except in certain limited circumstances).

All authority conferred or agreed to be conferred by this letter of transmittal shall survive the death, incapacity or dissolution of the undersigned and every obligation under this letter of transmittal shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. This tender may be withdrawn only in accordance with the procedures set forth in the prospectus and in this letter of transmittal.

By acceptance of the exchange offer, each broker-dealer that receives exchange notes pursuant to the exchange offer hereby acknowledges and agrees that, upon the receipt of notice by Rhodia of the happening of any event that makes any statement in the prospectus untrue in any material respect or that requires the making of any changes in the prospectus in order to make the statements therein not misleading (which notice Rhodia agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the prospectus until Rhodia has amended or supplemented the prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such broker-dealer.

Unless otherwise indicated under “Special Registration Instructions,” please deliver the certificates representing the exchange notes received in exchange for the original notes accepted for exchange and return any original notes not tendered or not exchanged, in the name(s) of the undersigned (or in either such event in the case of original notes tendered by Euroclear or Clearstream, by credit to the respective account at Euroclear or Clearstream). Similarly, unless otherwise indicated under “Special Delivery Instructions,” please send the certificates representing the exchange notes issued in exchange for the original notes accepted for exchange and return any original notes not tendered or not exchanged (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signatures, unless, in either event, tender is being made through Euroclear or Clearstream. In the event that both “Special Registration Instructions” and “Special Delivery Instructions” are completed, please deliver the certificates representing the exchange notes received in exchange for the original notes accepted for exchange and return any original notes not tendered or not exchanged in the name(s) of, and send said certificates to, the person(s) so indicated. The undersigned recognizes that Rhodia has no obligations pursuant to the “Special Registration Instructions” and “Special Delivery Instructions” to transfer any original notes from the name of the registered holder(s) thereof if Rhodia does not accept for exchange any of the original notes so tendered.

Holders who wish to tender the original notes and (1) whose original notes are not immediately available or (2) who cannot deliver their original notes, this letter of transmittal or any other documents required hereby to the exchange agent prior to the expiration date may tender their original notes according to the guaranteed delivery procedures set forth in the prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.” (See Instruction 1).

PLEASE SIGN HERE WHETHER OR NOT TENDER IS TO BE MADE PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES.

(To be completed by all tendering Holders of original notes regardless of whether original notes are being physically delivered herewith)

This letter of transmittal must be signed by the registered Holder(s) of original notes exactly as its (their) name(s) appear(s) on certificate(s) of original notes or, if tendered by a participant in Euroclear or Clearstream, exactly as such participant’s name appears on its security position listing it as the owner of original notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this letter of transmittal. If the original notes to which this letter of transmittal relates are held of record by two or more joint Holders, then all such Holders must sign this letter of transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to Rhodia of such person’s authority to so act. (See Instruction 6.) If the signature appearing below is not the registered Holder(s) of the original notes, then the registered Holder(s) must sign a valid proxy.

Date:
Date:
Signature(s) of Holder(s) or Authorized Signatory
Name(s)	Address:
(including zip code)

(please print)
Capacity (ies):	Area code and telephone No.:

SIGNATURE GUARANTEE
(See Instruction 1 herein)
Certain signatures must be guaranteed by an Eligible Institution

(Name of Eligible Institution guaranteeing signatures)
(Address (including zip code) and telephone number (including area code) of firm)
(Authorized signatures)
(Printed name)
(Title)

Date:

SPECIAL ISSUANCE INSTRUCTIONS
(See Instruction 7 herein)

To be completed ONLY if certificates for original notes in a principal amount not tendered or not accepted for exchange are to be issued in the name of, or the exchange notes received pursuant to the exchange offer are to be delivered to the order of, someone other than the person or persons whose signature(s) appear(s) within this letter of transmittal or delivered to an address different from that shown in the box entitled “Description of Original Notes” within this letter of transmittal, or if exchange notes tendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at Euroclear or Clearstream other than the account indicated above.

Name:
(please print)
Address:
(please print)

(zip code)

SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 7 herein)

To be completed ONLY if certificates for original notes in a principal amount not tendered or not accepted for exchange are to be sent to, or the exchange notes received pursuant to the exchange offer are to be delivered to someone other than the person or persons whose signature(s) appear(s) within this letter of transmittal, or to an address different from that shown in the box entitled “Description of Original Notes” within this letter of transmittal, or to be credited to an account maintained at Euroclear or Clearstream other than the account indicated above.

Name:
(please print)
Address:
(please print)

(zip code)

INSTRUCTIONS

Forming part of the terms and conditions of the exchange offer

1.

Guarantee of Signatures. Signatures on this letter of transmittal (or copy hereof) or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act (an “Eligible Institution”) unless the original notes tendered pursuant thereto are tendered (i) by a registered Holder (including any participant in Euroclear or Clearstream whose name appears on a security position listing as the owner of original notes) who has not completed the box set forth herein entitled “Special Registration Instructions” or “Special Delivery Instructions” of this letter of transmittal or (ii) for the account of an Eligible Institution.

2.

Delivery of this Letter of Transmittal and Original Notes. Certificates for the physically tendered original notes (or a confirmation of a book-entry transfer to the exchange agent at Euroclear or Clearstream of all original notes tendered electronically), as well as, in the case of physical delivery of original notes, a properly completed and duly executed copy of this letter of transmittal or facsimile hereof and any other documents required by this letter of transmittal must be received by the exchange agent at its address set forth herein prior to 4:00 p.m., Luxembourg time on the Expiration Date.

The method of delivery of the tendered original notes, this letter of transmittal and all other required documents, or book-entry transfer and transmission of an Agent’s Message by a Euroclear or Clearstream participant, to the exchange agent are at the election and risk of the Holder and, except as otherwise provided below, the delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, it is recommended that the Holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No letter of transmittal or original notes should be sent to Rhodia, Euroclear or Clearstream.

The exchange agent will make a request to establish an account with respect to the original notes at Euroclear or Clearstream for purposes of the exchange offer promptly after receipt of the prospectus, and any financial institution that is a participant in Euroclear or Clearstream may make book-entry delivery of original notes by causing Euroclear or Clearstream, as the case may be, to transfer such original notes into the exchange agent’s account at Euroclear or Clearstream, as the case may be, in accordance with the relevant entity’s procedures for transfer. However, although delivery of original notes may be effected through book-entry transfer at Euroclear or Clearstream, an Agent’s Message (as defined in the next paragraph) in connection with a book-entry transfer and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address specified on the cover page of the letter of transmittal on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

Holders of original notes held through Euroclear or Clearstream are required to use book-entry transfer pursuant to the standard operating procedures of Euroclear or Clearstream, as the case may be, to accept the exchange offer and to tender their original notes. A computer-generated message must be transmitted to Euroclear or Clearstream, as the case may be, in lieu of a letter of transmittal, in order to tender the original notes in the exchange offer.

Holders who wish to tender their original notes and (i) whose original notes are not immediately available or (ii) who cannot deliver their original notes, this letter of transmittal, or an agent’s message in lieu thereof, or any other documents required hereby to the exchange agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis must tender their original notes and follow the guaranteed delivery procedures set forth in the prospectus. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution (as defined above) or pursuant to the Euroclear or Clearstream standard operating procedures; (ii) prior to the Expiration Date, the exchange agent must have received from the Eligible Institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the original notes, the certificate number or numbers of such original notes and the principal amount of original notes tendered, stating that the tender is being made thereby and guaranteeing that within three (3) business days after the Expiration Date, this letter of transmittal (or copy thereof), or an agent’s message in lieu thereof, together with the certificate(s) representing the original notes (or a confirmation of electronic mail delivery or book-entry delivery into the exchange agent’s account at Euroclear or Clearstream) and any of the required documents will be deposited by the Eligible Institution with the exchange agent and (iii) such properly completed and executed letter of transmittal (or copy thereof), or an agent’s message in lieu thereof, as well as all other documents required by this letter of transmittal and the certificate(s) representing all tendered original notes in proper form for transfer or a confirmation of electronic mail delivery or book-entry delivery into the exchange agent’s account at Euroclear or Clearstream, must be received by the exchange agent within three (3) business days after the Expiration Date, all as provided in the prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.” Any Holder of original notes who wishes to tender his original notes pursuant to the guaranteed delivery procedures described above must ensure that the exchange agent receives the notice of guaranteed delivery prior to 4:00 p.m., Luxembourg time on the Expiration Date. Upon request to the exchange agent, a notice of guaranteed delivery will be sent to Holders who wish to tender their original notes according to the guaranteed delivery procedures set forth above.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered original notes or this letter of transmittal will be determined by Rhodia in its sole discretion, which determination will be final and binding. All tendering Holders, by execution of this letter of transmittal (or copy hereof), shall waive any right to receive notice of the acceptance of the original notes for exchange. Rhodia reserves the absolute right to reject any and all original notes or letter of transmittal not properly tendered or any tenders Rhodia’s acceptance of which would, in the opinion of counsel for Rhodia, be unlawful. Rhodia also reserves the absolute right to waive any defects, irregularities or conditions of tender as to particular original notes. Rhodia’s interpretation of the terms and conditions of the exchange offer (including the instructions in this letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as Rhodia shall determine. Although Rhodia intends to notify Holders of defects or irregularities with respect to tenders of original notes, none of Rhodia, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of original notes, nor shall any of them incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering Holders of original notes, unless otherwise provided in this letter of transmittal, as soon as practicable following the Expiration Date.

3.

Inadequate Space. If the space provided is inadequate, the certificate numbers and/or the number of the original notes should be listed on a separate signed schedule attached hereto.

4.

Tender by Holder. Except in limited circumstances, only a registered Holder of original notes or a Euroclear or Clearstream participant listed on a securities position listing furnished by Euroclear or Clearstream with respect to the original notes may tender its original notes in the exchange offer. Any beneficial owner of original notes who is not the registered Holder and is not a Euroclear or Clearstream participant and who wishes to tender should arrange with such registered holder to execute and deliver this letter of transmittal on such beneficial owner’s behalf or must, prior to completing and executing this letter of transmittal and delivering his, her or its original notes, either make appropriate arrangements to register ownership of the original notes in such beneficial owner’s name or obtain a properly completed bond power from the registered holder or properly endorsed certificates representing such original notes.

5.

Partial Tenders; Withdrawals. Tenders of original notes will be accepted only in integral multiples of €1,000. If less than the entire principal amount of any original notes is tendered, the tendering Holder should fill in the principal amount tendered in the fourth column of the chart entitled “Description of Original Notes.” The entire principal amount of original notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all original notes is not tendered, original notes for the principal amount of original notes not tendered and a certificate or certificates representing exchange notes received in exchange of any original notes accepted will be sent to the Holder at his or her registered address, unless a different address is provided in the appropriate box on this letter of transmittal or unless tender is made through Euroclear or Clearstream promptly after the original notes are accepted for exchange.

Except as otherwise provided herein, tenders of original notes may be withdrawn at any time prior to the Expiration Date. To withdraw a tender of original notes in the applicable exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (1) specify the name of the person having deposited the original notes to be withdrawn (the “Depositor”), (2) identify the original notes to be withdrawn (including the certificate number or numbers and principal amount of such original notes, or, in the case of original notes transferred by book-entry transfer, the name and number of the account at Euroclear or Clearstream to be credited), (3) be signed by the Depositor in the same manner as the original signature on the letter of transmittal by which such original notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the registrar with respect to the original notes register the transfer of such original notes into the name of the person withdrawing the tender and (4) specify the name in which any such original notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by Rhodia, whose determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be delivered with respect thereto unless the original notes so withdrawn are validly re-tendered. Any original notes which have been tendered but which are not accepted for exchange by Rhodia will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be re-tendered by following one of the procedures described in the prospectus under “The Exchange Offer—Procedures for Tendering” at any time prior to the Expiration Date.

6.

Signatures on the Letter of Transmittal; Bond Powers and Endorsements. If this letter of transmittal (or copy hereof) is signed by the registered Holder(s) of the original notes tendered hereby, the signature must correspond with the name(s) as written on the face of the original notes without alteration, enlargement or any change whatsoever.

If any of the original notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this letter of transmittal.

If a number of original notes registered in different names are tendered, it will be necessary to complete, sign and submit as many copies of this letter of transmittal as there are different registrations of original notes.

If this letter of transmittal (or copy hereof) is signed by the registered Holder(s) (which term, for the purposes described herein, shall include a book-entry transfer facility whose name appears on the security listing as the owner of the original notes) of original notes tendered and the certificate(s) for exchange notes received in exchange therefore is to be delivered (or any untendered principal amount of original notes is to be reissued) to the registered Holder, such Holder need not and should not endorse any tendered original senior note, nor provide a separate bond power. In any other case, such Holder must either properly endorse the original notes tendered or transmit a properly completed separate bond power with this letter of transmittal, with the signatures on the endorsement or bond power guaranteed by an Eligible Institution.

If this letter of transmittal (or copy hereof) is signed by a person other than the registered Holder(s) of original notes listed therein, such original notes must be endorsed or accompanied by properly completed bond powers which authorize such person to tender the original notes on behalf of the registered Holder, in either case signed as the name of the registered Holder or Holders appears on the original notes.

If this letter of transmittal (or copy hereof) or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by Rhodia, evidence satisfactory to Rhodia of their authority to so act must be submitted with this letter of transmittal.

Endorsements on original notes or signatures on bond powers required by this Instruction 6 must be guaranteed by an Eligible Institution.

7.

Special Registration and Delivery Instructions. Tendering Holders should indicate, in the applicable spaces, the name and address to which exchange notes or substitute original notes for principal amounts not tendered or not accepted for exchange are to be delivered, if different from the name and address of the person signing this letter of transmittal (or in the case of tender of the original notes through Euroclear or Clearstream, if different from the account maintained at Euroclear or Clearstream indicated above).

8.

Transfer Taxes. Rhodia will pay all transfer taxes, if any, applicable to the exchange of original notes pursuant to the exchange offer. If, however, certificates representing exchange notes or original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the original notes tendered hereby, or if tendered original notes are registered in the name of any person other than the person signing this letter of transmittal, or if a transfer tax is imposed for any reasons other than the exchange of original notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

Except as provided in this Instruction 8, it will not be necessary for transfer tax stamps to be affixed to the original notes listed in this letter of transmittal.

9.

Waiver of Conditions. Rhodia reserves the right, in its sole discretion, to amend, waive or modify specified conditions in the exchange offer in the case of any original notes tendered.

10.

Mutilated, Lost, Stolen or Destroyed Original Notes. Any tendering Holder whose original notes have been mutilated, lost, stolen or destroyed should contact the exchange agent at the address indicated herein for further instruction.

11.

Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the prospectus or this letter of transmittal may be directed to the exchange agent at the address specified in the prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer.

12.

Substitute Form W-9 and IRS Form W-8

A Holder who does not have a valid IRS Form W-9 or IRS Form W-8, as applicable, on file with his broker or other U.S.-related financial intermediary who pays him interest on the Notes, may be subject to backup withholding on such interest payments at a current rate of 28%. Please refer to the section in the Form F-4 entitled "Certain Tax Considerations – United States Income Tax Considerations – U.S. Information Reporting and Backup Withholding".

A Holder of Notes should consult his tax advisor as to his qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

(DO NOT WRITE IN SPACE BELOW)

Certificate surrendered	Original notes tendered	Original notes accepted

Delivery Prepared by Checked by Date

The exchange agent for the original notes for the exchange offer is:

BNP Paribas Securities Services Luxembourg branch, Exchange Agent

By Hand or Overnight Courier:

BNP Paribas Securities Services

Luxembourg branch

Attention: Global Corporate Trust

By Facsimile Transmission:

+ 352 2696-9757

Confirm by Telephone:

+352 2696-2549

For any questions regarding this letter of transmittal or for additional information, you may contact the exchange agent by telephone at +352 2634 771 or by facsimile at +352 2634 0571. All original notes must be tendered by book-entry transfer in accordance with the standard operating procedures of Euroclear or Clearstream. Holders who wish to be eligible to receive exchange notes for their original notes pursuant to the exchange offer must validly tender (and not withdraw) their original notes to Euroclear or Clearstream, as the case may be, prior to the Expiration Date or provide notice of guaranteed delivery to the exchange agent as described herein.